Exhibit 99.2

AMERICAN NATIONAL GROUP, LLC

Condensed Consolidated Financial Statements

March 31, 2024

AMERICAN NATIONAL GROUP, LLC

AMERICAN NATIONAL GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(In thousands)

	March 31, 2024	December 31, 2023
ASSETS
Fixed maturity, bonds available-for-sale, at fair value (Allowance for credit losses of $27,256 in 2024 and $24,218 in 2023) (Amortized cost $14,638,506 in 2024 and $13,475,451 in 2023)	$14,197,880	$13,070,576
Equity securities, at fair value (Cost $1,413,094 in 2024 and $1,336,218 in 2023)	1,426,370	1,404,247
Mortgage loans on real estate, net of allowance for credit losses of $53,845 in 2024 and $53,407 in 2023	5,581,631	5,658,023
Policy loans	395,053	390,393
Real estate and real estate partnerships, net of accumulated depreciation of $281,447 in 2024 and $320,088 in 2023	3,554,363	3,610,853
Investment funds	1,768,959	1,591,768
Short-term investments	3,242,526	2,396,504
Other invested assets	161,241	120,818
Total investments	30,328,023	28,243,182
Cash and cash equivalents	2,244,390	3,192,369
Accrued investment income	238,982	196,163
Reinsurance recoverables	422,420	426,911
Prepaid reinsurance premiums	212,640	44,666
Premiums due and other receivables	491,446	483,834
Deferred policy acquisition costs	971,535	944,469
Market risk benefit	24,725	33,658
Property and equipment, net of accumulated depreciation of $335,569 in 2024 and $332,951 in 2023	170,498	167,946
Deferred tax asset	252,051	291,340
Current tax receivable	100,867	97,439
Prepaid pension	254,200	247,624
Other assets	221,021	205,359
Goodwill	121,097	121,097
Separate account assets	1,284,939	1,188,989
Total assets	$37,338,834	$35,885,046
LIABILITIES
Future policy benefits
Life	$3,805,530	$3,675,387
Annuity	2,841,733	2,373,100
Health	36,909	59,472
Policyholders’ account balances	17,588,446	17,177,476
Policy and contract claims	1,853,571	1,869,970
Market risk benefits, at estimated fair value	55,366	33,572
Unearned premium reserve	1,147,002	1,138,937
Other policyholder funds	339,284	334,892
Liability for retirement benefits	17,767	26,395
Long-term debt	1,493,636	1,493,326
Notes payable	184,601	174,017
Other liabilities	623,345	440,709
Separate account liabilities	1,284,939	1,188,989
Total liabilities	31,272,129	29,986,242
EQUITY
American National’s equity:
Additional paid-in capital	5,184,682	5,184,682
Accumulated other comprehensive loss	(59,234)	(109,196)
Retained earnings	829,204	715,836
Total American National’s equity	5,954,652	5,791,322
Noncontrolling interest	112,053	107,482
Total equity	6,066,705	5,898,804
Total liabilities and equity	$37,338,834	$35,885,046

See accompanying notes to the unaudited condensed consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three months ended March 31, 2024	Three months ended March 31, 2023
PREMIUMS AND OTHER REVENUES
Premiums
Life	$102,433	$109,998
Annuity	564,231	159,656
Health	5,330	29,019
Property and Casualty	471,742	481,718
Other policy revenues	112,411	96,579
Net investment income	470,219	341,102
Net realized investment gain (loss)	2,295	(22,367)
(Increase) decrease in investment credit loss	1,309	(11,466)
Net gains (losses) on equity securities	(10,811)	(28,296)
Other income	7,630	11,127
Total premiums and other revenues	1,726,789	1,167,070
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits & claims	1,083,699	651,436
Change in fair value of market risk benefit	19,052	14,318
Interest credited to policyholders’ account balances	192,224	139,597
Future policy benefit remeasurement losses	1,678	39,212
Other operating expenses	128,453	177,755
Amortization of deferred policy acquisition costs	160,758	131,757
Total benefits, losses and expenses	1,585,864	1,154,075
Income before federal income tax and other items	140,925	12,995
Less: Provision (benefit) for federal income taxes
Current	2,343	5,938
Deferred	26,442	(8,185)
Total provision (benefit) for federal income taxes	28,785	(2,247)
Income after federal income tax	112,140	15,242
Other components of net periodic pension benefit (costs), net of tax	2,613	(1,591)
Net income	114,753	13,651
Less: Net income attributable to noncontrolling interest, net of tax	1,385	4,758
Net income attributable to American National	$113,368	$8,893

See accompanying notes to the unaudited condensed consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(In thousands)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Net income	$114,753	$13,651
Other comprehensive income (loss), net of tax
Change in net unrealized losses on securities	(43,979)	339,630
Change in discount rate for liability for future policyholders’ benefit	102,308	(105,675)
Change in instrument specific credit risk for market risk benefit	(9,223)	(6,790)
Foreign currency transaction and translation adjustments	(2,294)	136
Defined benefit pension plan adjustment	3,150	1,446
Total other comprehensive income (loss), net of tax	49,962	228,747
Total comprehensive income (loss)	164,715	242,398
Less: Comprehensive income attributable to noncontrolling interest	1,385	4,758
Total comprehensive income (loss) attributable to American National	$163,330	$237,640

See accompanying notes to the unaudited condensed consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (UNAUDITED)

(In thousands)

	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Noncontrolling Interest	Total Member's Equity
Balance as of January 1, 2024	$5,184,682	$(109,196)	$715,836	$107,482	$5,898,804
Other comprehensive income	—	49,962	—	—	49,962
Net income attributable to American National	—	—	113,368	—	113,368
Contributions/Distributions	—	—	—	3,186	3,186
Net income attributable to noncontrolling interest	—	—	—	1,385	1,385
Balance at March 31, 2024	$5,184,682	$(59,234)	$829,204	$112,053	$6,066,705

	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Noncontrolling Interest	Total Member's Equity
Balance as of January 1, 2023	$3,805,072	$(447,707)	$323,820	$74,268	$3,755,453
Other comprehensive income	—	228,747	—	—	228,747
Net income attributable to American National	—	—	8,893	—	8,893
Contributions/Distributions	—	—	—	(4,177)	(4,177)
Net income attributable to noncontrolling interest	—	—	—	4,758	4,758
Balance at Balance at March 31, 2023	$3,805,072	$(218,960)	$332,713	$74,849	$3,993,674

See accompanying notes to the unaudited condensed consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three months ended March 31, 2024	Three months ended March 31, 2023
OPERATING ACTIVITIES
Net income	$114,753	$13,651
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized investment (gains) losses	(2,295)	22,367
Unrealized (gains) loss on investments and derivatives	(20,412)	3,415
Realized (gains) losses on Investments and derivatives	(25,377)	20,835
Income tax expense	2,343	5,938
Increase (decrease) in investment credit loss	(1,309)	11,466
Accretion of premiums, discounts and loan origination fees	(164,332)	(20,044)
Net capitalized interest on policy loans and mortgage loans	(2,480)	(18,259)
Depreciation	12,493	11,383
Interest credited to policyholders’ account balances	192,224	139,597
Charges to policyholders’ account balances	(112,411)	(96,579)
Deferred federal income tax expense (benefit)	26,442	(8,185)
Distributions from unconsolidated affiliates	60,155	36,416
Income from equity method investments	(43,161)	(28,296)
Changes in:
Policyholder liabilities	238,261	177,212
Market risk benefit	19,052	4,959
Deferred policy acquisition costs	(27,265)	(47,938)
Reinsurance payables	4,491	20,875
Premiums due and other receivables	(7,612)	(40,000)
Prepaid reinsurance premiums	(167,973)	4,324
Accrued investment income	(42,819)	(8,629)
Liability for retirement benefits	(11,217)	(5,988)
Other, net	220,272	(6,887)
Net cash provided by (used in) operating activities	261,823	191,633
INVESTING ACTIVITIES
Proceeds from sale/maturity/prepayment of:
Fixed maturities	596,813	3,727,996
Equity securities	2,247	22,912
Real estate and real estate partnerships	77,047	—
Mortgage loans	112,648	96,682
Other invested assets	3,821	6,856
Distributions from equity method investments	51,743	18,823
Payment for the purchase/origination of:
Fixed maturities	(1,181,080)	(3,525,343)
Equity securities	(28,435)	(55,205)
Real estate and real estate partnerships	(16,235)	(122,498)
Mortgage loans	(70,786)	(245,929)
Other invested assets	(40,864)	(8,542)

AMERICAN NATIONAL GROUP, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Additions to property and equipment	(16,037)	(540)
Contributions to equity accounted investments	(216,619)	(25,728)
Change in short-term investments	(817,360)	13,878
Change in collateral held for derivatives	52,793	35,755
Other, net	(47,497)	(3,395)
Net cash used in investing activities	(1,537,801)	(64,278)
FINANCING ACTIVITIES
Policyholders’ account deposits	991,860	724,830
Policyholders’ account withdrawals	(661,677)	(542,971)
Repayment of borrowings to related parties	(5,371)	—
Payments to noncontrolling interest	3,187	4,884
Net cash provided by (used in) financing activities	327,999	186,743
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(947,979)	314,098
Cash and cash equivalents at beginning of the period	3,192,369	1,388,943
Cash and cash equivalents at end of the period	2,244,390	1,703,041

Supplementary cash flow disclosure
Income taxes paid (received)	$5,035	$(1,200)

Non-cash transactions
Premium in-kind consideration received	$462,382	$—

See accompanying notes to the unaudited condensed consolidated financial statements.

Note 1 - Nature of Operations

American National Group, LLC ("ANAT", "American National", or the "Company"), through its consolidated subsidiaries (collectively “American National”) offers a broad portfolio of insurance products, including individual and group life insurance, annuities, pension risk transfer, and property and casualty insurance. Business is conducted in all 50 states, the District of Columbia and Puerto Rico.

Note 2 - Summary of Significant Accounting Policies and Practices

The condensed consolidated financial statements and notes thereto have been prepared in conformity with Generally Accepted Accounting Principles ("GAAP") and are reported in U.S. currency. American National consolidates entities that are wholly-owned and those in which American National owns less than 100% but controls the voting rights, as well as variable interest entities in which American National is the primary beneficiary. Intercompany balances and transactions with consolidated entities have been eliminated. Investments in unconsolidated entities, which include real estate partnerships and investment funds, are accounted for using the equity method of accounting. Certain amounts in prior years have been reclassified to conform to current year presentation.

The accompanying interim condensed consolidated financial statements are unaudited and reflect all adjustments (including normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in conformity with GAAP. The condensed consolidated results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the reported condensed consolidated financial statement balances. The accompanying interim condensed consolidated financial statements are unaudited and reflect all adjustments (including normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented in conformity with GAAP. Actual results could differ from those estimates.

Note 3 - Recently Issued Accounting Pronouncement

Adopted Accounting Standards

Standard	Description	Effective Date and Method of Adoption	Impact on Financial Statements
ASU 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method	The amendments in this Update permit reporting entities to elect to account for their tax equity investments, regardless of the tax credit program from which the income tax credits are received, using the proportional amortization method if certain conditions are met. The amendments in this Update also require specific disclosures that must be applied to all investments that generate income tax credits and other income tax benefits from a tax credit program for which the entity has elected to apply the proportional amortization method.	The amendments in this update are effective for the Company for annual and interim reporting periods beginning January 1, 2024.	The adoption of this standard did not have a material impact to the Company's Condensed Consolidated Financial Statements or the Notes to the Condensed Consolidated Financial Statements.

Future Adoption of Accounting Standards

ASUs not listed below were assessed and either determined to be not applicable or are not expected to have a material impact on the Company’s interim condensed consolidated financial statements or disclosures.

Standard	Description	Effective Date and Method of Adoption	Impact on Financial Statements
ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures	The amendments require the disclosure of significant segment expenses by reportable segment, enhance interim disclosure requirements and clarify circumstances in which an entity can disclose multiple segment measures of profit or loss.	Effective for annual periods beginning January 1, 2024 and interim periods beginning January 1, 2025, to be applied on a retrospective basis unless it is impracticable.	The impact of this amendment to the Company's Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements is currently under evaluation.
ASU 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures	The amendments in this Update require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. In addition, the amendments in this update require that all entities disclose on an annual basis the following information about income taxes paid: (i) the amount of income taxes paid (net of refunds received) disaggregated by federal (national), state, and foreign taxes; and (ii) the amount of income taxes paid (net of refunds received) disaggregated by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than five percent of total income taxes paid (net of refunds received).	The amendments in this update are effective for the Company for annual reporting periods beginning January 1, 2025.	The impact of this amendment to the Company's Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements is currently under evaluation.

Note 4 – Investment in Securities

The cost or amortized cost and fair value of investments in securities are shown below (in thousands):

	March 31, 2024
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
Fixed maturity, bonds available-for-sale
U.S. treasury and government	$66,780	$6	$(1,928)	$—	$64,858
U.S. states and political subdivisions	571,966	170	(21,068)	(91)	550,977
Foreign governments	9,426	—	(416)	—	9,010
Corporate debt securities	12,498,201	100,554	(490,156)	(24,230)	12,084,369
Collateralized debt securities	1,362,916	13,839	(11,724)	(2,495)	1,362,536
Residential mortgage-backed securities	129,217	916	(3,563)	(440)	126,130
Total bonds available-for-sale	14,638,506	115,485	(528,855)	(27,256)	14,197,880
Total investments in fixed maturity	$14,638,506	$115,485	$(528,855)	$(27,256)	$14,197,880

	December 31, 2023
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
Fixed maturity, bonds available-for-sale
U.S. treasury and government	$63,466	$116	$(1,354)	$—	$62,228
U.S. states and political subdivisions	593,590	685	(16,780)	(181)	577,314
Foreign governments	9,403	—	(276)	(24)	9,103
Corporate debt securities	11,337,579	79,019	(419,875)	(18,951)	10,977,772
Collateralized debt securities	1,340,141	8,724	(27,243)	(4,367)	1,317,255
Residential mortgage-backed securities	131,272	351	(4,024)	(695)	126,904
Total bonds available-for-sale	13,475,451	88,895	(469,552)	(24,218)	13,070,576
Total investments in fixed maturity	$13,475,451	$88,895	$(469,552)	$(24,218)	$13,070,576

Note 4 – Investment in Securities – (Continued)

The amortized cost and fair value, by contractual maturity, of fixed maturity securities are shown below (in thousands):

	March 31, 2024
	Bonds Available-for-Sale
	Amortized Cost	Fair Value
Due in one year or less	$729,069	$725,523
Due after one year through five years	5,680,845	5,590,077
Due after five years through ten years	4,020,165	3,878,380
Due after ten years	4,208,427	4,003,900
Total	$14,638,506	$14,197,880

Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Residential and commercial mortgage-backed securities, which are not due at a single maturity, have been presented based on the year of final contractual maturity.

Proceeds from sales of bonds available-for-sale, with the related gross realized gains and losses, are shown below (in thousands):

	Three months ended March 31, 2024	Three Months Ended March 31, 2023
Proceeds from sales of fixed maturity, bonds available-for-sale	$490,663	$970,333
Gross realized gains	2,035	608
Gross realized losses	2,407	25,145

Gains and losses are determined using specific identification of the securities sold. All held-to-maturity securities were transferred to available-for-sale through a management election allowed under business combination guidance.

In accordance with various regulations, American National has bonds on deposit with regulating authorities with a carrying value of $53.3 million and $53.5 million at March 31, 2024 and December 31, 2023, respectively. In addition, American National has pledged bonds in connection with certain agreements and transactions, such as financing and reinsurance agreements. The carrying value of bonds pledged was $37.5 million and $39.2 million at March 31, 2024 and December 31, 2023, respectively.

The components of the change in net unrealized gains (losses) on debt securities are shown below, on a pre-tax basis (in thousands):

	Three months ended March 31, 2024	Three months ended March 31, 2023
Bonds available-for-sale: change in unrealized losses	$(54,230)	$408,047
Short-term change in unrealized gains (losses)	(1,434)	—
Adjustments for
Participating policyholders’ interest	—	—
Change in net unrealized gains (losses) on debt securities	$(55,664)	$408,047

Note 4 – Investment in Securities – (Continued)

The components of the change in net gains (losses) on equity securities are shown below (in thousands):

	Three months ended March 31, 2024	Three months ended March 31, 2023
Unrealized gains (losses) on equity securities	$(10,777)	$(28,599)
Net gains (losses) on equity securities sold	(34)	303
Net gains (losses) on equity securities	$(10,811)	$(28,296)

The gross unrealized losses and fair value of bonds available-for-sale, aggregated by investment category and length of time individual securities have been in a continuous unrealized loss position due to market factors are shown below (in thousands, except number of issues):

	March 31, 2024
	Less than 12 months			12 months or more			Total
	Number of Issues	Gross Unrealized Losses	Fair Value	Number of Issues	Gross Unrealized Losses	Fair Value	Number of Issues	Gross Unrealized Losses	Fair Value
Fixed maturity, bonds available-for-sale
U.S. treasury and government	24	$(110)	$13,481	38	$(1,818)	$47,589	62	$(1,928)	$61,070
U.S. states and political subdivisions	166	(6,208)	204,434	180	(14,860)	316,691	346	(21,068)	521,125
Foreign governments	—	—	—	2	(416)	9,010	2	(416)	9,010
Corporate debt securities	1,196	(99,346)	1,926,760	1,957	(390,810)	6,829,027	3,153	(490,156)	8,755,787
Collateralized debt securities	39	(2,531)	100,257	158	(9,193)	634,336	197	(11,724)	734,593
Residential mortgage-backed securities	10	(82)	11,145	43	(3,481)	76,707	53	(3,563)	87,852
Total	1,435	$(108,277)	$2,256,077	2,378	$(420,578)	$7,913,360	3,813	$(528,855)	$10,169,437

	December 31, 2023
	Less than 12 months			12 months or more			Total
	Number of Issues	Gross Unrealized Losses	Fair Value	Number of Issues	Gross Unrealized Losses	Fair Value	Number of Issues	Gross Unrealized Losses	Fair Value
Fixed maturity, bonds available-for-sale
U.S. treasury and government	17	$(531)	$27,163	35	$(823)	$24,902	52	$(1,354)	$52,065
U.S. states and political subdivisions	214	(3,210)	218,774	142	(13,570)	284,892	356	(16,780)	503,666
Foreign governments	—	—	—	2	(276)	9,103	2	(276)	9,103
Corporate debt securities	1,343	(141,365)	2,941,484	1,906	(278,510)	6,474,799	3,249	(419,875)	9,416,283
Collateralized debt securities	102	(4,272)	257,735	201	(22,971)	781,849	303	(27,243)	1,039,584
Residential mortgage-backed securities	6	(895)	39,089	39	(3,129)	64,057	45	(4,024)	103,146
Total	1,682	$(150,273)	$3,484,245	2,325	$(319,279)	$7,639,602	4,007	$(469,552)	$11,123,847

Note 4 – Investment in Securities – (Continued)

Several assumptions and underlying estimates are made in the evaluation of allowance for credit loss. Examples include financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry conditions and trends and implications of rating agency actions and offering prices. Based on this evaluation, unrealized losses on bonds available-for-sale where an allowance for credit loss was not recorded were concentrated in the Company's fixed maturity securities within the transportation sector.

Equity securities by market sector distribution are shown below, based on fair value:

	March 31, 2024		December 31, 2023
Energy and utilities	$382,258	26.8%	$426,087	30.2%
Finance	363,311	25.5	338,052	24.0
Healthcare	86,940	6.1	119,620	8.5
Industrials	45,579	3.2	47,506	3.4
Information technology	302,661	21.2	253,859	18.0
Other	245,621	17.2	219,123	15.9
Total	1,426,370	100%	$1,404,247	100%

Allowance for Credit Losses

Available-for-Sale Securities—For available-for-sale bonds in an unrealized loss position, the Company first assesses whether it intends to sell the security or will be required to sell the security before recovery of its amortized cost basis. If either of these criteria are met, the security’s amortized cost basis is written down to fair value through income. For bonds available-for-sale that do not meet either indicated criteria, the Company evaluates whether the decline in fair value has resulted from credit events or market factors. In making this assessment, management first calculates the extent to which fair value is less than amortized cost, and then may consider any changes to the rating of the security by a rating agency, and any specific conditions related to the security. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded through income, limited to the amount fair value is less than amortized cost. Any remaining unrealized loss is recognized in other comprehensive income.

When the discounted cash flow method is used to determine the allowance for credit losses, management's estimates incorporate expected prepayments, if any. Model inputs are considered reasonable and supportable for three years. A mean reversion is applied in years four and five. Credit loss allowance is not measured on accrued interest receivable because the balance is written off to net investment income in a timely manner, within 90 days. Changes in the allowance for credit losses are recognized through the condensed consolidated statement of operations as "(Increase) decrease in investment credit loss."

No accrued interest receivables were written off as of March 31, 2024 and 2023.

Note 4 – Investment in Securities – (Continued)

The rollforward of the allowance for credit losses for available-for-sale debt securities is shown below (in thousands):

	U.S. State and Political Subdivisions	Foreign Governments	Corporate Debt Securities	Collateralized Debt Securities	Residential Mortgage Backed Securities	Total
Balance at January 1, 2024	$(181)	$(24)	$(18,951)	$(4,367)	$(695)	$(24,218)
Increase in allowance related to purchases	—	—	(14,998)	(270)	—	(15,268)
Reduction in allowance related to dispositions	154	—	918	69	—	1,141
Allowance on securities that had an allowance recorded in a previous period	(31)	24	14,272	2,135	255	16,655
Allowance on securities where credit losses were not previously recorded	(33)	—	(5,471)	(62)	—	(5,566)
Balance at March 31, 2024	$(91)	$—	$(24,230)	$(2,495)	$(440)	$(27,256)

	U.S. State and Political Subdivisions	Foreign Governments	Corporate Debt Securities	Collateralized Debt Securities	Residential Mortgage Backed Securities	Total
Balance at January 1, 2023	$(742)	$(12)	$(23,049)	$(4,574)	$(331)	$(28,708)
Increase in allowance related to purchases	—	—	(16)	—	—	(16)
Reduction in allowance related to dispositions	—	—	996	—	—	996
Allowance on securities that had an allowance recorded in a previous period	530	12	11,219	355	213	12,329
Allowance on securities where credit losses were not previously recorded	(2)	—	(660)	(5,498)	—	(6,160)
Balance at March 31, 2023	$(214)	$—	$(11,510)	$(9,717)	$(118)	$(21,559)

Credit Quality Indicators

The Company monitors the credit quality of bonds available-for-sale through the use of credit ratings provided by third party rating agencies, which are updated on a monthly basis. Information is also gathered regarding the asset performance of available-for-sale bonds. The two traditional metrics for assessing interest rate risks are interest-coverage ratios and capitalization ratios, which can also be used in the assessment of credit risk. These risks are mitigated through the diversification of bond investments. Categories of diversification include credit ratings, geographic locations, maturities, and market sector.

Note 5 – Mortgage Loans

Generally, commercial mortgage loans are secured by first liens on income-producing real estate. American National attempts to maintain a diversified portfolio by considering both the location of the underlying collateral as well as the type of mortgage loan. The geographic categories come from the U.S. Census Bureau's "Census Regions and Divisions of the United States."

The distribution based on carrying amount of mortgage loans by location is as follows (in thousands, except percentages):

	March 31, 2024		December 31, 2023
	Amount	Percentage	Amount	Percentage
East North Central	$798,883	14.3%	$822,459	14.5%
East South Central	40,609	0.7	49,219	0.9
Mountain	1,305,795	23.4	1,317,761	23.3
Pacific	904,771	16.2	899,549	15.9
South Atlantic	976,996	17.5	989,930	17.5
West South Central	1,033,041	18.5	1,066,151	18.8
Other	521,536	9.4	512,954	9.1
Total	$5,581,631	100.0%	$5,658,023	100.0%

As of March 31, 2024 and December 31, 2023, loans in foreclosure and loans foreclosed are as follows (in thousands, except number of loans):

	March 31, 2024		December 31, 2023
Foreclosure and foreclosed	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
In foreclosure	3	$21,535	—	$—
Filed for bankruptcy	—	—	—	—
Total in foreclosure	3	$21,535	—	$—

Foreclosed	1	$38,502	3	$79,430

Note 5 – Mortgage Loans – (Continued)

The age analysis of past due loans is shown below (in thousands, except percentages):

	30-59 Days	60-89 Days	More Than 90 Days			Total
March 31, 2024	Past Due	Past Due	Past Due	Total	Current	Amount	Percentage
Apartment	$50,000	$19,965	$—	$69,965	$1,067,659	$1,137,624	20.2%
Hotel	—	—	—	—	947,937	947,937	16.8
Industrial	—	—	—	—	1,053,845	1,053,845	18.7
Office	2,409	94,521	27,349	124,279	804,994	929,273	16.5
Parking	—	—	—	—	366,692	366,692	6.5
Retail	10,447	—	—	10,447	779,011	789,458	14.0
Storage	—	—	—	—	118,070	118,070	2.1
Other	—	—	—	—	292,577	292,577	5.2
Total	$62,856	$114,486	$27,349	$204,691	$5,430,785	$5,635,476	100.0%
Allowance for credit losses						(53,845)
Total, net of allowance						$5,581,631

	30-59 Days	60-89 Days	More Than 90 Days			Total
December 31, 2023	Past Due	Past Due	Past Due	Total	Current	Amount	Percentage
Apartment	$—	$50,000	$—	$50,000	$1,040,743	$1,090,743	17.3%
Hotel	—	13,212	—	13,212	952,640	965,852	17.9
Industrial	—	—	—	—	1,052,491	1,052,491	19.0
Office	22,182	—	5,260	27,442	971,781	999,223	16.0
Parking	—	—	9,257	9,257	404,303	413,560	7.3
Retail	4,111	—	—	4,111	776,441	780,552	14.3
Storage	—	—	—	—	118,448	118,448	2.1
Other	26,052	—	—	26,052	264,509	290,561	6.1
Total	$52,345	$63,212	$14,517	$130,074	$5,581,356	$5,711,430	100.0%
Allowance for credit losses						(53,407)
Total, net of allowance						$5,658,023

Modifications to Borrowers Experiencing Financial Difficulty

The Company may modify the terms of a loan when the borrower is experiencing financial difficulties, as a means to optimize recovery of amounts due on the loan. Modifications may involve temporary relief, such as payment forbearance for a short period of time (where interest continues to accrue) or may involve more substantive changes to a loan. Changes to the terms of a loan, pursuant to a modification agreement, are factored into the analysis of the loan’s expected credit losses, under the allowance model applicable to the loan.

For commercial mortgage loans, modifications for borrowers experiencing financial difficulty are tailored for individual loans and may include interest rate relief, maturity extensions or, less frequently, principal forgiveness. For residential mortgage loans, the most common modifications for borrowers experiencing financial difficulty, aside from insignificant delays in payment, typically involve interest rate relief, deferral of missed payments to the end of the loan term, or maturity extensions.

For the 12 month period between March 31, 2023 and March 31, 2024, maturity extensions on nine loans to borrowers experiencing financial difficulty were in place. These loan term modifications total $82.0 million in amortized cost and range from 3 to 24 months representing approximately 1.4% of the portfolio segment.

Note 5 – Mortgage Loans – (Continued)

Allowance for Credit Losses

Mortgage loans on real estate are stated at unpaid principal balance, adjusted for any unamortized discount, deferred expenses and allowances. The allowance for credit losses is based upon the current expected credit loss model. The model considers past loss experience, current economic conditions, and reasonable and supportable forecasts of future conditions. Reversion for the allowance calculation is implicit in the models used to determine the allowance. The methodology uses a discounted cash flow approach based on expected cash flows.

The rollforward of the allowance for credit losses for mortgage loans is shown below (in thousands):

Commercial Mortgage Loans
Balance at December 31, 2023	$(53,407)
Provision	(438)
Balance at March 31, 2024	$(53,845)

Commercial Mortgage Loans
Balance at December 31, 2022	$(38,266)
Charge offs	(15,051)
Provision	3,886
Balance at March 31, 2023	$(49,431)

The asset and allowance balances for credit losses for mortgage loans by property-type are shown below (in thousands):

	March 31, 2024		December 31, 2023
	Asset Balance	Allowance	Asset Balance	Allowance
Apartment	$1,137,624	$(9,163)	$1,090,743	$(3,155)
Hotel	947,937	(1,777)	965,852	(2,162)
Industrial	1,053,845	(4,093)	1,052,491	(871)
Office	929,273	(19,787)	999,223	(28,844)
Parking	366,692	(414)	413,560	(2,729)
Retail	789,458	(2,362)	780,552	(3,324)
Storage	118,070	(579)	118,448	(346)
Other	292,577	(15,670)	290,561	(11,976)
Total	$5,635,476	$(53,845)	$5,711,430	$(53,407)

Note 5 – Mortgage Loans – (Continued)

Credit Quality Indicators

Mortgage loans are segregated by property-type and quantitative and qualitative allowance factors are applied. Qualitative factors are developed quarterly based on the pooling of assets with similar risk characteristics and historical loss experience adjusted for the expected trend in the current market environment. Credit losses are pooled by property-type as it represents the most similar and reliable risk characteristics in our portfolio. The amortized cost of mortgage loans by year of origination by property-type are shown below (in thousands):

	Amortized Cost Basis by Origination Year
	2024	2023	2022	2021	2020	Prior	Total
Apartment	$—	$72,657	$526,782	$278,291	$83,020	$176,874	$1,137,624
Hotel	—	125,705	227,062	32,056	38,629	524,485	947,937
Industrial	—	2,032	319,257	160,106	214,110	358,340	1,053,845
Office	—	100,248	101,220	6,654	23,789	697,362	929,273
Parking	—	—	54,763	28,816	24,022	259,091	366,692
Retail	—	—	232,361	118,608	64,153	374,336	789,458
Storage	—	—	8,158	20,476	36,028	53,408	118,070
Other	—	29,480	137,931	44,275	—	80,891	292,577
Total	$—	$330,122	$1,607,534	$689,282	$483,751	$2,524,787	$5,635,476
Allowance for credit losses							(53,845)
Total, net of allowance							$5,581,631

Generally, mortgage loans are secured by first liens on income-producing real estate with a loan-to-value ratio of up to 75%. It is the Company's policy to not accrue interest on loans that are 90 days delinquent and where amounts are determined to be uncollectible. At March 31, 2024, four commercial loans were past due over 90 days or in non-accrual status.

Off-Balance Sheet Credit Exposures

The Company has off-balance sheet credit exposures related to non-cancellable unfunded commitment amounts on commercial mortgage loans. We estimate the allowance for these exposures by applying the allowance rate we computed for each property type to the related outstanding commitment amounts. As of March 31, 2024, we have included a $4.8 million (December 31, 2023 — $3.5 million) liability in other liabilities on the condensed consolidated statements of financial position based on unfunded loan commitments of $433 million (December 31, 2023 — $468 million).

Note 6 - Real Estate and Other Investments

The Company's real estate investment portfolio is diversified by property type, geography and income stream, including income from operating leases, and equity in earnings from equity method real estate joint ventures. Real estate investments were as follows (in thousands, except percentages):

	March 31, 2024	December 31, 2023

	Carrying Value
Wholly-owned real estate
Leased real estate	$691,812	$755,011
Real estate partnerships	2,862,551	2,855,842
Total real estate and real estate partnerships	$3,554,363	$3,610,853

	March 31, 2024		December 31, 2023

Property Type	Carrying Value

Leased real estate investments	Amount	Percentage	Amount	Percentage
Hotel	$13,675	2.0%	$13,933	1.8%
Industrial	27,126	3.9	65,116	8.6
Land	36,580	5.3	37,177	4.9
Office	317,500	45.9	358,422	47.5
Retail	235,244	34.0	218,029	28.9
Apartments	59,807	8.6	59,783	7.9
Other	1,880	0.3	2,551	0.4
Total leased real estate investments	$691,812	100.0%	$755,011	100.0%

	March 31, 2024		December 31, 2023

Geography Type	Carrying Value

Leased real estate investments	Amount	Percentage	Amount	Percentage
East North Central	$11,079	1.6%	$36,393	4.8%
East South Central	4,570	0.7	4,576	0.6
Mountain	12,484	1.8	54,942	7.3
Pacific	69,491	10.0	70,765	9.4
South Atlantic	230,964	33.4	196,507	26.0
West South Central	304,163	44.0	313,886	41.6
Other	59,062	8.5	77,942	10.3
Total leased real estate investments	$691,812	100.0%	$755,011	100.0%

As of March 31, 2024 and December 31, 2023, no real estate investments met the criteria as held-for-sale.

Note 6 – Real Estate and Other Investments – (Continued)

Consolidated VIEs

American National regularly invests in real estate partnerships and frequently participates in the design with the sponsor, but in most cases, its involvement is limited to financing. Some of these partnerships have been determined to be variable interest entities (“VIEs”). In certain instances, in addition to an economic interest in the entity, American National holds the power to direct significant activities of the entity and is deemed the primary beneficiary. The assets of the consolidated VIEs are restricted and must first be used to settle their liabilities. Creditors or beneficial interest holders of these VIEs have no recourse to the general credit of American National, as American National’s obligation is limited to the amount of its committed investment.

American National has not provided financial or other support to the VIEs in the form of liquidity arrangements, guarantees, or other commitments to third-parties that may affect the fair value or risk of its variable interest in the VIEs in 2024 or 2023.

The assets and liabilities relating to the VIEs included in the condensed consolidated financial statements are as follows (in thousands):

	March 31, 2024	December 31, 2023
Fixed maturity securities, bonds available-for-sale, at estimated fair value	$191,666	$63,025
Private loans, net	192,014	187,849
Equity securities, at fair value	15,000	15,004
Real estate and real estate partnerships, net of accumulated depreciation	239,804	172,131
Investment funds	7,208	4,480
Short-term investments	4,193	4,100
Total investments	$649,885	$446,589
Cash and cash equivalents	72,455	25,751
Premiums due and other receivables	2,586	1,867
Other assets	24,763	59,284
Total assets of consolidated VIEs	$749,689	$533,491
Notes payable	184,601	174,017
Other liabilities	(3,531)	13,885
Total liabilities of consolidated VIEs	$181,070	$187,902

The notes payable in the condensed consolidated statements of financial position pertain to the borrowings of the consolidated VIEs. The liability of American National relating to notes payable of the consolidated VIEs is limited to the amount of its direct or indirect investment in the respective ventures, which totaled $2.8 million and $2.9 million at March 31, 2024 and December 31, 2023, respectively.

The total long-term notes payable of the consolidated VIEs consists of the following (in thousands):

Interest rate	Maturity	March 31, 2024	December 31, 2023
4.18% fixed	2024	61,465	61,478
1M TermSOFR + applicable margin	2025	19,376	12,683
3.25%	2026	11,569	9,842
7.25%	2026	10,567	10,600
1M SOFR + 2.5%, Rate Floor 3.5%	2029	81,624	79,414
Total notes payable of ANTAC consolidated VIEs		$184,601	$174,017

Note 6 – Real Estate and Other Investments – (Continued)

Unconsolidated VIEs

	March 31, 2024		December 31, 2023
	Carrying Amount	Maximum Exposure to Loss	Carrying Amount	Maximum Exposure to Loss
Real estate and real estate partnerships	$432,659	$432,659	$300,959	$300,959
Mortgage loans on real estate	647,201	647,201	629,840	629,840
Accrued investment income	2,730	2,730	2,272	2,272

American National’s equity in earnings of real estate partnerships is the Company’s share of operating earnings and realized gains from investments in real estate joint ventures and other limited partnership interests (“joint ventures”) using the equity method of accounting.

The Company’s total investment in investment funds, real estate partnerships, and other partnerships of which substantially all are limited liability companies ("LLCs") or limited partnerships, was comprised of $4.7 billion and $4.4 billion at March 31, 2024 and December 31, 2023, respectively.

Note 7 – Derivative Instruments

American National purchases over-the-counter equity-indexed options as economic hedges against fluctuations in the equity markets to which equity-indexed products are exposed. These options are not designated as hedging instruments for accounting purposes under GAAP. Equity-indexed contracts include a fixed host universal-life insurance or annuity contract and an equity-indexed embedded derivative. The detail of derivative instruments is shown below (in thousands, except number of instruments):

		March 31, 2024			December 31, 2023
Derivatives Not Designated as Hedging Instruments	Location in the Condensed Consolidated Statements of Financial Position	Number of Instruments	Notional Amounts	Estimated Fair Value	Number of Instruments	Notional Amounts	Estimated Fair Value
Equity-indexed options	Other invested assets	647	$4,142,900	$256,590	652	$4,083,900	$226,644
Equity-indexed embedded derivative	Policyholders’ account balances	140,864	3,896,000	904,077	140,382	3,845,098	872,746

		Gains (Losses) Recognized in Income on Derivatives
		QTD
Derivatives Not Designated as Hedging Instruments	Location in the Condensed Consolidated Statements of Operations	Three months ended March 31, 2024	Three months ended March 31, 2023
Equity-indexed options	Net investment income	$56,543	$24,648
Equity-indexed embedded derivative	Interest credited to policyholders’ account balances	(37,541)	(50,683)

The Company’s use of derivative instruments exposes it to credit risk in the event of non-performance by counterparties. The Company has a policy of only dealing with counterparties it believes are creditworthy and obtaining sufficient collateral where appropriate, as a means of mitigating the financial loss from defaults. The Company holds collateral in cash and notes secured by U.S. government-backed assets. The non-performance risk is the net counterparty exposure based on fair value of open contracts less fair value of collateral held. The Company maintains master netting agreements with its current active trading partners. A right of offset has been applied to collateral that supports credit risk and has been recorded in the condensed consolidated statements of financial position as an offset to “Other invested assets” with an associated payable to “Other liabilities” for excess collateral.

Note 7 – Derivative Instruments – (Continued)

Information regarding the Company’s exposure to credit loss on the options it holds is presented below (in thousands):

		March 31, 2024
Counterparty	Moody/S&P Rating	Options Fair Value	Collateral Held in Cash	Collateral Held in Invested Assets	Total Collateral Held	Collateral Amounts Used to Offset Exposure	Excess Collateral	Exposure Net of Collateral
Bank of America	A1/A-	$24,504	$23,160	$—	$23,160	$23,160	$—	$1,344
Barclays	Baa1/BBB+	25,122	15,103	10,000	25,103	24,988	115	134
Credit Suisse	WR/NR	14,577	14,380	—	14,380	14,192	188	385
ING	Baa1/A-	7,016	7,050	—	7,050	7,016	34	—
JP Morgan Chase	A1/A-	20,006	18,205	—	18,205	18,205	—	1,801
Morgan Stanley	A1/A-	57,913	52,616	5,700	58,316	57,913	403	—
NATIXIS*	A1/A	3,609	3,420	—	3,420	3,420	—	188
Truist	A3/A-	53,423	51,570	5,000	56,570	53,173	3,397	250
Wells Fargo	A1/BBB+	50,420	51,730	—	51,730	50,214	1,517	207
Total		$256,590	$237,234	$20,700	$257,934	$252,281	$5,654	$4,309

		December 31, 2023
Counterparty	Moody/S&P Rating	Options Fair Value	Collateral Held in Cash	Collateral Held in Invested Assets	Total Collateral Held	Collateral Amounts Used to Offset Exposure	Excess Collateral	Exposure Net of Collateral
Bank of America	A2/A-	$23,798	$23,430	$—	$23,430	$23,430	$—	$368
Barclays	Baa2/BBB	24,363	14,193	10,000	24,193	24,193	—	170
Credit Suisse	Baa1/BBB+	16,105	18,170	—	18,170	16,105	2,065	—
ING	Baa1/A-	9,867	9,810	—	9,810	9,810	—	57
JP Morgan Chase	A1/A-	12,148	12,370	—	12,370	12,148	—	—
Morgan Stanley	A1/A-	42,984	38,166	5,700	43,866	42,984	882	—
NATIXIS*	A1/A	3,483	3,420	—	3,420	3,420	—	63
Truist	A3/A-	58,877	53,810	5,000	58,810	58,755	55	122
Wells Fargo	A1/BBB+	35,018	35,710	—	35,710	35,018	692	—
Total		$226,643	$209,079	$20,700	$229,779	$225,863	$3,694	$780

*          Collateral is prohibited from being held in invested assets.

Note 8 – Net Investment Income and Realized Investment Gains (Losses)

Net investment income is shown below (in thousands):

	QTD
	Three months ended March 31, 2024	Three months ended March 31, 2023
Bonds	$227,820	$156,623
Short-term investments	31,737	34,078
Equity securities	15,385	(46)
Mortgage loans	77,958	69,924
Real estate and real estate partnerships	12,936	19,869
Investment funds	35,055	19,038
Equity-indexed options	56,543	24,648
Other invested assets	12,785	16,968
Total	$470,219	$341,102

Net investment income from equity method investments, comprised of real estate partnerships and investment funds was $48.0 million and $40.6 million for the three months ended March 31, 2024 and 2023, respectively.

Net realized investment gains (losses) are shown below (in thousands):

	QTD
	Three months ended March 31, 2024	Three months ended March 31, 2023
Bonds	$4,698	$(24,903)
Mortgage loans	(5,691)	—
Real estate	8,351	2,747
Other invested assets	(5,063)	(211)
Total	$2,295	$(22,367)

Note 9 – Fair Value of Financial Instruments

The carrying amount and fair value of financial instruments are shown below (in thousands):

	March 31, 2024		December 31, 2023
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Fixed maturity, bonds available-for-sale	$14,197,880	$14,197,880	$13,070,576	$13,070,576
Equity securities	1,426,370	1,426,370	1,404,247	1,404,247
Equity-indexed options, included in other invested assets	256,590	256,590	226,644	226,644
Mortgage loans on real estate, net of allowance	5,581,631	5,290,171	5,658,023	5,405,016
Policy loans	395,053	395,053	390,393	390,393
Short-term investments	3,242,526	3,242,526	2,396,504	2,396,504
Separate account assets ($1,251,383 and $1,163,261 included in fair value hierarchy)	1,284,939	1,284,939	1,188,989	1,188,989
Separately managed accounts, included in other invested assets	105,796	105,796	104,698	104,698
Total financial assets	$26,490,785	$26,199,325	$24,440,074	$24,187,067
Financial liabilities
Investment contracts	$14,437,256	$14,437,256	$14,096,714	$14,096,714
Embedded derivative liability for equity-indexed contracts	904,077	904,077	872,746	872,746
Notes payable	184,601	184,601	174,017	174,017
Separate account liabilities ($1,251,383 and $1,163,261 included in fair value hierarchy)	1,284,939	1,284,939	1,188,989	1,188,989
Total financial liabilities	$16,810,873	$16,810,873	$16,332,466	$16,332,466

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability. A fair value hierarchy is used to determine fair value based on a hypothetical transaction at the measurement date from the perspective of a market participant. American National has evaluated the types of securities in its investment portfolio to determine an appropriate hierarchy level based upon trading activity and the observability of market inputs. The classification of assets or liabilities within the fair value hierarchy is based on the lowest level of significant input to its valuation. The input levels are defined as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2	Quoted prices in markets that are not active or inputs that are observable directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect American National’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models and third-party evaluation, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Note 9 – Fair Value of Financial Instruments – (Continued)

Valuation Techniques for Financial Instruments Recorded at Fair Value

Fixed Maturity Securities and Equity Options—American National utilizes a pricing service to estimate fair value measurements. The fair value for fixed maturity securities that are disclosed as Level 1 measurements are based on unadjusted quoted market prices for identical assets that are readily available in an active market. The estimates of fair value for most fixed maturity securities, including municipal bonds, provided by the pricing service are disclosed as Level 2 measurements as the estimates are based on observable market information rather than market quotes. The pricing service utilizes market quotations for fixed maturity securities that have quoted prices in active markets. Since fixed maturity securities generally do not trade on a daily basis, the pricing service prepares estimates of fair value measurements for these securities using its proprietary pricing applications, which include available relevant market information, benchmark curves, benchmarking of like securities, sector groupings and matrix pricing. Additionally, an option adjusted spread model is used to develop prepayment and interest rate scenarios.

The pricing service evaluates each asset class based on relevant market information, credit information, perceived market movements and sector news. The market inputs utilized in the pricing evaluation, listed in the approximate order of priority, include: benchmark yields, reported trades, pricing source quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and economic events. The extent of the use of each market input depends on the asset class and the market conditions. Depending on the security, the priority of the use of inputs may change or some market inputs may not be relevant. For some securities, additional inputs may be necessary.

American National has reviewed the inputs and methodology used and the techniques applied by the pricing service to produce quotes that represent the fair value of a specific security. The review confirms that the pricing service is utilizing information from observable transactions or a technique that represents a market participant’s assumptions. American National does not adjust quotes received from the pricing service. The pricing service utilized by American National has indicated that they will only produce an estimate of fair value if there is objectively verifiable information available.

American National holds a small amount of private placement debt and fixed maturity securities that have characteristics that make them unsuitable for matrix pricing. For these securities, a quote from an independent pricing source (typically a market maker) is obtained. Due to the disclaimers on the quotes that indicate the price is indicative only, American National includes these fair value estimates in Level 3.

For securities priced using a quote from an independent pricing source, such as the equity-indexed options and certain fixed maturity securities, American National uses a market-based fair value analysis to validate the reasonableness of prices received. Price variances above a certain threshold are analyzed further to determine if any pricing issue exists. This analysis is performed quarterly.

Equity Securities—For publicly-traded equity securities, prices are received from a nationally recognized pricing service that are based on observable market transactions, and these securities are classified as Level 1 measurements. For certain preferred stock, current market quotes in active markets are unavailable. In these instances, an estimated fair value is received from the pricing service. The service utilizes similar methodologies to price preferred stocks as it does for fixed maturity securities. If applicable, these estimates would be disclosed as Level 2 measurements. American National tests the accuracy of the information provided by reference to other services annually.

Short-term Investments—Short-term investments are primarily commercial paper rated A2 or P2 or better by Standard & Poor's and Moody's, respectively. Commercial paper is carried at amortized cost which approximates fair value. These investments are classified as Level 2 measurements.

Note 9 – Fair Value of Financial Instruments – (Continued)

Separate Account Assets and Liabilities—Separate account assets and liabilities are funds that are held separate from the general assets and liabilities of American National. Separate account assets include funds representing the investments of variable insurance product contract holders, who bear the investment risk of such funds. Investment income and investment gains and losses from these separate funds accrue to the benefit of the contract holders. American National reports separately, as assets and liabilities, investments held in such separate accounts and liabilities of the separate accounts if (i) such separate accounts are legally recognized; (ii) assets supporting the contract liabilities are legally insulated from American National’s general account liabilities; (iii) investments are directed by the contract holder; and (iv) all investment performance, net of contract fees and assessments, is passed through to the contract holder. In addition, American National's qualified pension plan assets are included in separate accounts. The assets of these accounts are carried at fair value. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses in the condensed consolidated statements of operations. Separate accounts are established in conformity with insurance laws and are not chargeable with liabilities that arise from any other business of American National.

The separate account assets included on the quantitative disclosures fair value hierarchy table are comprised of short-term investments, equity securities, and fixed maturity bonds available-for-sale. Equity securities are classified as Level 1 measurements. Short-term investments and fixed maturity securities are classified as Level 2 measurements. These classifications for separate account assets reflect the same fair value level methodologies as listed above as they are derived from the same vendors and follow the same process.

The separate account assets also include cash and cash equivalents, investment funds, accrued investment income, and receivables for securities. These are not financial instruments and are not included in the quantitative disclosures of fair value hierarchy table.

The balances and changes in separate account assets and liabilities for the three months ended March 31, 2024 and 2023 were as follows (in thousands):

	March 31, 2024
	Variable Life	Variable Annuities	Pension	Total
Balance, beginning of year	$262,590	$390,669	$535,730	$1,188,989
Premiums and deposits	2,816	16,518	—	19,334
Policy charges	(2,379)	(1,132)	(244)	(3,755)
Surrenders and withdrawals	(4,741)	(19,348)	(20,609)	(44,698)
Benefit payments	—	—	—	—
Investment performance	30,220	30,932	44,345	105,497
Net transfers from (to) general account	(963)	2,349	18,186	19,572
Balance, end of period	$287,543	$419,988	$577,408	$1,284,939

Cash Surrender Value	$287,143	$413,565	$—	$700,708

	December 31, 2023
	Variable Life	Variable Annuities	Pension	Total
Balance, beginning of year	$230,148	$349,820	$465,249	$1,045,217
Premiums and deposits	11,015	64,415	1,585	77,015
Policy charges	(9,513)	(4,602)	(241)	(14,356)
Surrenders and withdrawals	(17,099)	(73,750)	(261)	(91,110)
Benefit payments	—	—	(22,959)	(22,959)
Investment performance	50,463	60,253	92,357	203,073
Net transfers from (to) general account	(2,424)	(5,467)	—	(7,891)
Balance, end of year	$262,590	$390,669	$535,730	$1,188,989

Cash Surrender Value	$260,879	$382,080	$—	$642,959

Note 9 – Fair Value of Financial Instruments – (Continued)

Embedded Derivatives—The amounts reported within policyholder contract deposits include equity linked interest crediting rates based on the S&P 500 within indexed annuities and indexed life. The following unobservable inputs are used for measuring the fair value of the embedded derivatives associated with the policyholder contract liabilities:

•	Lapse rate assumptions are determined by company experience. Lapse rates are generally assumed to be lower during a contract’s surrender charge period and then higher once the surrender charge period has ended. Decreases to the assumed lapse rates generally increase the fair value of the liability as more policyholders persist to collect the crediting interest pertaining to the indexed product. Increases to the lapse rate assumption decrease the fair value.

•	Mortality rate assumptions vary by age and gender based on company and industry experience. Decreases to the assumed mortality rates increase the fair value of the liabilities as more policyholders earn crediting interest. Increases to the assumed mortality rates decrease the fair value as higher decrements reduce the potential for future interest credits.

•	Equity volatility assumptions begin with current market volatilities and grow to long-term values. Increases to the assumed volatility will increase the fair value of liabilities, as future projections will produce higher increases in the linked index. At March 31, 2024 and December 31, 2023, the one year implied volatility used to estimate embedded derivative value was 15.6% and 16.4%, respectively.

Fair values of indexed life and annuity liabilities are calculated using the discounted cash flow technique. Shown below are the significant unobservable inputs used to calculate the Level 3 fair value of the embedded derivatives within policyholder contract deposits (in millions, except range percentages):

	Fair Value			Range
	March 31, 2024	December 31, 2023	Unobservable Input	March 31, 2024	December 31, 2023
Security type
Embedded derivative
Indexed Annuities	$851.6	$826.3	Lapse Rate	1-50%	1-50%
			Mortality Multiplier	100%	100%
			Equity Volatility	11-63%	10-62%
Indexed Life	$52.5	$46.4	Equity Volatility	11-63%	10-62%

Note 9 – Fair Value of Financial Instruments – (Continued)

Quantitative Disclosures

The fair value hierarchy measurements of the financial instruments are shown below (in thousands):

	Assets and Liabilities Carried at Fair Value by Hierarchy Level at March 31, 2024
	Total Fair Value	Level 1	Level 2	Level 3
Financial assets
Fixed maturity, bonds available-for-sale
U.S. treasury and government	$64,858	$64,858	$—	$—
U.S. states and political subdivisions	550,977	—	550,977	—
Foreign governments	9,010	—	9,010	—
Corporate debt securities	12,084,369	—	9,419,851	2,664,518
Residential mortgage-backed securities	126,129	—	126,129	—
Collateralized debt securities	1,362,537	—	418,628	943,909
Total bonds available-for-sale	14,197,880	64,858	10,524,595	3,608,427
Equity securities
Common stock	1,324,714	315,793	—	1,008,921
Preferred stock	96,260	24,374	—	71,886
Private equity and other	5,396	—	—	5,396
Total equity securities	1,426,370	340,167	—	1,086,203
Options	256,590	—	—	256,590
Short-term investments	3,242,526	2,660,909	—	581,617
Separate account assets	1,251,383	443,516	807,867	—
Separately managed accounts	105,796	—	—	105,796
Total financial assets	$20,480,545	$3,509,450	$11,332,462	$5,638,633
Financial liabilities
Embedded derivative for equity-indexed contracts	$904,077	$—	$—	$904,077
Separate account liabilities	1,251,383	443,516	807,867	—
Total financial liabilities	$2,155,460	$443,516	$807,867	$904,077

Note 9 – Fair Value of Financial Instruments – (Continued)

	Assets and Liabilities Carried at Fair Value by Hierarchy Level at December 31, 2023
	Total Fair Value	Level 1	Level 2	Level 3
Financial assets
Fixed maturity, bonds available-for-sale
U.S. treasury and government	$62,228	$62,228	$—	$—
U.S. states and political subdivisions	577,314	—	577,314	—
Foreign governments	9,103	—	9,103	—
Corporate debt securities	10,977,772	—	8,570,110	2,407,662
Residential mortgage-backed securities	126,904	—	126,904	—
Collateralized debt securities	1,317,255	—	416,226	901,029
Total bonds available-for-sale	13,070,576	62,228	9,699,657	3,308,691
Equity securities
Common stock	1,307,700	313,951	—	993,749
Preferred stock	96,547	21,620	—	74,927
Total equity securities	1,404,247	335,571	—	1,068,676
Options	226,644	—	—	226,644
Short-term investments	2,396,504	1,099,820	—	1,296,684
Separate account assets	1,163,261	405,738	757,523	—
Separately managed accounts	104,698	—	—	104,698
Total financial assets	$18,365,930	$1,903,357	$10,457,180	$6,005,393
Financial liabilities
Embedded derivative for equity-indexed contracts	$872,746	$—	$—	$872,746
Separate account liabilities	1,163,261	405,738	757,523	—
Total financial liabilities	$2,036,007	$405,738	$757,523	$872,746

Note 9 – Fair Value of Financial Instruments – (Continued)

For financial instruments measured at fair value on a recurring basis using Level 3 inputs during the period, a reconciliation of the beginning and ending balances is shown below (in thousands):

	Level 3
	Three months ended March 31, 2024
	Assets			Liability
	Investment Securities	Equity-Indexed Options	Separately Managed Accounts	Embedded Derivative
Beginning Balance	$5,674,051	$226,644	$104,698	$872,746
Net loss for derivatives and bonds included in net investment income	—	56,542	—	—
Net change included in interest credited	—	—	—	(37,541)
Net fair value change included in other comprehensive income	(692,791)	—	(369)	—
Purchases, sales and settlements or maturities
Purchases	2,039,038	35,178	5,290	—
Sales	(1,744,052)	—	(3,823)	—
Settlements or maturities	—	(61,774)	—	—
Premiums less benefits	—	—	—	68,872
Ending balance at March 31, 2024	$5,276,246	$256,590	$105,796	$904,077

Note 9 – Fair Value of Financial Instruments – (Continued)

	Level 3
	Three Months Ended March 31, 2023
	Assets			Liability
	Investment Securities	Equity-Indexed Options	Separately Managed Accounts	Embedded Derivative
Beginning balance	$3,039,806	$121,150	$127,291	$725,546
Net loss for derivatives included in net investment income	85,505	24,648	—	—
Net change included in interest credited	—	—	—	50,683
Net fair value change included in other comprehensive income	—	—	(295)	—
Purchases, sales and settlements or maturities
Purchases	1,404,527	30,427	9,156	—
Sales	(236,805)	—	(8,955)	—
Settlements or maturities	(35)	(9,450)	—	—
Premiums less benefits	—	—	—	8,002
Ending balance at March 31, 2023	$4,292,998	$166,775	$127,197	$784,231

There were no transfers between Level 1 and Level 2 fair value hierarchies during the periods presented. American National’s valuation of financial instruments categorized as Level 3 in the fair value hierarchy are based on valuation techniques that use significant inputs that are unobservable or had a decline in market activity that obscured observability. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models and discounted cash flow methodology based on spread/yield assumptions.

Equity-index Options—Certain over the counter equity options are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility and forward price/dividend assumptions. Other primary inputs include interest rate assumptions (risk-free rate assumptions), and underlying equity quoted index prices for identical or similar assets in markets that exhibit less liquidity relative to those markets.

Note 9 – Fair Value of Financial Instruments – (Continued)

The following summarizes the fair value (in thousands), valuation techniques and unobservable inputs of the Level 3 fair value measurements:

	Fair Value at March 31, 2024	Valuation Technique	Unobservable Input	Range/Weighted Average
Security type
Investment securities
Common stock	$873	Guideline public company method (1)		0
		Current Value Method	LTM Revenue Multiple	.05X to 2.20x
			Theatre Cash Flow Multiple	5.5x
Preferred stock	4,522	Guideline public company method (1)	LTM Revenue Multiple (4)	2.20x to 3.5x
		Market Approach-Precedent	Recurring Revenue Multiple	5.50x
		Transaction	Theatre Cash Flow Multiple	5.50x
		Current Value Method	Center EBITDA Multiple	12.50x
			LTM Adjustment EBITDA	11.25x to 12.50x
			PF Adjustment EBITDA Multiple	8.00X to 10.50X
Separately managed accounts	$105,796	Discounted cash flows (yield analysis)	Discount rate	9.42%-29.75%
		CVM	NFY EBITDA	7.50xx
		Market transaction	NFY +1 EBITDA	5.50x
		Recovery Waterfall	Theatre Cash Flow Multiple	5.50x
Broker Quotes
Cost + Accrued
Guideline public company method (1)

	Fair Value at December 31, 2023	Valuation Technique	Unobservable Input	Range/Weighted Average
Security type
Investment securities
Common stock	$961	Guideline public company method (1)	Recurring Revenue Multiple	6.3x
			LTM Revenue Multiple	2.1x
			NCY Cash Flow Multiple	5.0x
Preferred stock	$4,771	Guideline public company method (1)	LTM Revenue Multiple (2)	4x
			LTM EBITDA Multiple	12.7x
			NCY CF Multiple	5x
			Term (Years)	1.1
			LTM EBITDA (est.) Multiple	7.5x
			NTM Adj. EBITDA Multiple	9x
			NCY Cash Flow Multiple	5x
			Option pricing method, Volatility	73.6x
Separately managed accounts	$104,698	Discounted cash flows (yield analysis)	Discount rate	8.80-18.5%
		CVM	NCY EBITDA	0x
		Market transaction		N/A

(1)	Guideline public company method uses price multiples from data on comparable public companies. Multiples are then adjusted to account for differences between what is being valued and comparable firms.
(2)	LTM Revenue Multiple valuation metric shows revenue for the past 12 month period.
(3)	Next Calendar Year (“NCY”) EBITDA Multiple is the forecasted EBITDA expected to be achieved over the next calendar year.
(4)	NCY Revenue forecast revenue over the next calendar year.
(5)	Last quarter annualized recurring revenue. Total recurring revenue realized during the previous quarter multiplied by 4.

Investment Securities—These bonds use cost as the best estimate of fair value. They are valued at cost because the value would not change unless there is a fundamental deterioration in the portfolio. There is no observable market valuation price or third-party sources that provide market values for these securities since they are not publicly traded. The common and preferred stock are valued at market transaction, option pricing method, or guideline public company method based on the best available information.

Note 9 – Fair Value of Financial Instruments – (Continued)

Separately Managed Accounts—The separately managed account manager uses the mid-point of a range from a third-party to price these securities. Discounted cash flows (yield analysis) and market transactions approach are used in the valuation. They use discount rate which is considered an unobservable input.

Fair Value Information About Financial Instruments Not Recorded at Fair Value

Information about fair value estimates for financial instruments not measured at fair value is discussed below:

Mortgage Loans—The fair value of mortgage loans is estimated using discounted cash flow analyses on a loan-by-loan basis by applying a discount rate to expected cash flows from future installment and balloon payments. The discount rate takes into account general market trends and specific credit risk trends for the individual loan. Factors used to arrive at the discount rate include inputs from spreads based on U.S. Treasury notes and the loan’s credit quality, region, property-type, lien priority, payment type and current status.

Policy Loans—The carrying value of policy loans is the outstanding balance plus any accrued interest. Due to the collateralized nature of policy loans such that they cannot be separated from the policy contracts, the unpredictable timing of repayments and the fact that settlement is at outstanding value, American National believes the carrying value of policy loans approximates fair value.

Investment Contracts—The carrying value of investment contracts is equivalent to the accrued account balance. The accrued account balance consists of deposits, net of withdrawals, net of interest credited, fees and charges assessed and other adjustments. American National believes that the carrying value of investment contracts approximates fair value because the majority of these contracts’ interest rates reset at anniversary.

Notes Payable—Notes payable are carried at outstanding principal balance. The carrying value of the notes payable approximates fair value because the underlying interest rates approximate market rates at the balance sheet date.

Note 9 – Fair Value of Financial Instruments – (Continued)

The carrying value and estimated fair value of financial instruments not recorded at fair value on a recurring basis are shown below (in thousands):

	March 31, 2024
	FV Hierarchy Level	Carrying Amount	Fair Value
Financial assets
Mortgage loans on real estate, net of allowance	Level 3	$5,581,631	$5,290,171
Policy loans	Level 3	395,053	395,053
Total financial assets		$5,976,684	$5,685,224
Financial liabilities
Investment contracts	Level 3	$14,437,256	$14,437,256
Long-term debt	Level 3	1,493,636	1,397,000
Notes payable	Level 3	184,601	184,601
Total financial liabilities		$16,115,493	$16,018,857

	December 31, 2023
	FV Hierarchy Level	Carrying Amount	Fair Value
Financial assets
Mortgage loans on real estate, net of allowance	Level 3	$5,658,023	$5,405,016
Policy loans	Level 3	390,393	390,393
Total financial assets		$6,048,416	$5,795,409
Financial liabilities
Investment contracts	Level 3	$14,096,714	$14,096,714
Long-term debt	Level 3	1,493,326	1,479,000
Notes payable	Level 3	174,017	174,017
Total financial liabilities		$15,764,057	$15,749,731

Note 10 – Deferred Policy Acquisition Costs and Value of Business Acquired

The changes in the asset for DAC and VOBA for the three months ended March 31, 2024 were as follows (in thousands):

	Life	Annuity	Health	Property & Casualty	Total
Beginning balance at January 1, 2024	$519,153	$236,980	$10,292	$178,044	$944,469
Additions	30,765	39,606	7,040	110,612	188,023
Amortization	(10,962)	(5,955)	(8,025)	(135,816)	(160,758)
Net change	19,803	33,651	(985)	(25,204)	27,265
Ending balance at March 31, 2024	$538,956	$270,631	$9,307	$152,840	$971,734

	Life	Annuity	Health	Property & Casualty	Total
Beginning balance at January 1, 2023	417,323	89,805	7,153	184,871	699,152
Additions	145,012	165,727	8,575	450,642	769,956
Amortization	(43,182)	(18,552)	(5,436)	(457,469)	(524,639)
Net change	101,830	147,175	3,139	(6,827)	245,317
Ending balance at December 31, 2023	$519,153	$236,980	$10,292	$178,044	$944,469

Commissions comprise the majority of additions to deferred policy acquisition costs.

The following table provides the projected VOBA amortization expenses for a five-year period and thereafter (in thousands):

Years	Asset
2024	$23,745
2025	29,183
2026	26,620
2027	24,317
2028	22,634
Thereafter	229,454
Total amortization expense	$355,953

The amortization of the VOBA asset is included in the change in deferred acquisition costs in the condensed consolidated statements of operations.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses

The liability for unpaid claims and claim adjustment expenses (“claims”) for health and property and casualty insurance is included in “Policy and contract claims” in the condensed consolidated statements of financial position and is the amount estimated for incurred but not reported (“IBNR”) claims and claims that have been reported but not settled. The liability for unpaid claims is estimated based upon American National’s historical experience and actuarial assumptions that consider the effects of current developments, anticipated trends and risk management programs, less anticipated salvage and subrogation. The effects of the changes are included in the condensed consolidated results of operations in the period in which the changes occur. The time value of money is not taken into account for the purposes of calculating the liability for unpaid claims. There have been no significant changes in methodologies or assumptions used to calculate the liability for unpaid claims and claim adjustment expenses.

Information regarding the liability for unpaid claims is shown below (in thousands):

	Three months ended March 31, 2024	Three months ended March 31, 2023
Unpaid claims balance, beginning	$1,656,894	$1,568,543
Less: Reinsurance recoverables	301,590	305,327
Net beginning balance	1,355,304	1,263,216
Incurred related to
Current	343,742	374,938
Prior years	(18,472)	(10,424)
Total incurred claims	325,270	364,514
Paid claims related to
Current	108,631	108,329
Prior years	226,655	230,240
Total paid claims	335,286	338,569
Net balance	1,345,288	1,289,161
Plus: Reinsurance recoverables	305,815	299,969
Unpaid claims balance, ending	$1,651,103	$1,589,130

Estimates for ultimate incurred claims attributable to insured events of prior years’ decreased by approximately $18.4 million during the first three months of 2024 and decreased by $10.4 million during the same period in 2023. The favorable development in 2024 was a reflection of lower-than-anticipated losses arising from commercial other, business owners, and commercial auto lines of business. The favorable development in 2023 was a reflection of lower-than-anticipated settlement of losses arising from agribusiness, business owners, commercial automotive and commercial other lines of business.

For short-duration health insurance claims, the total of IBNR plus expected development on reported claims included in the liability for unpaid claims and claim adjustment expenses at March 31, 2024 and December 31, 2023 was $2.9 million and $4.2 million, respectively.

Note 12 - Federal Income Taxes

A reconciliation of the effective tax rate to the statutory federal tax rate is shown below (in thousands, except percentages):

	QTD
	Three months ended March 31, 2024		Three months ended March 31, 2023
	Amount	Rate	Amount	Rate
Total expected income tax expense at the statutory rate	$29,594	21.0%	$2,729	21.0%
Tax-exempt investment income	(518)	(0.4)	(798)	(6.1)
Dividend exclusion	(258)	(0.2)	(599)	(4.6)
Tax credits, net	(939)	(0.7)	(4,851)	(37.3)
Low income housing tax credit expense	670	0.5	717	5.5
Other items, net	236	0.2	555	4.3
Total	$28,785	20.4%	$(2,247)	(17.2)%

American National is a party to a tax sharing agreement with its parent, BAMR US Holdings, LLC. In accordance with the agreement, if American National has taxable income, it pays its share of the consolidated federal income tax liability to its parent. However, if American National incurs a tax loss, the tax benefit is recovered by decreasing subsequent year’s federal income tax payments to its parent.

American National’s federal income tax returns for tax years 2020 to 2022 are subject to examination by the Internal Revenue Service. In the opinion of management, all prior year deficiencies have been paid or adequate provisions have been made for any tax deficiencies that may be upheld.

As of March 31, 2024, American National had no provision for uncertain tax positions and no provision for penalties or interest. In addition, management does not believe there are any uncertain tax benefits that could be recognized within the next twelve months that would impact American National’s effective tax rate.

Note 13 – Accumulated Other Comprehensive Income (Loss)

The components of and changes in AOCI are shown below (in thousands) for the three months ended March 31, 2024 and 2023:

	Net Unrealized Losses on Securities	Defined Benefit Pension Plan Adjustments	Foreign Currency Adjustments	Change in Discount Rate Used to Measure LFPB	Change in Fair Value of Market Risk Benefits	Accumulated Other Comprehensive Income (Loss)
Beginning balance at January 1, 2024	$(298,891)	$85,860	$(1,224)	$104,237	$821	$(109,197)
Amounts reclassified from AOCI	348	3,150	—	—	—	3,498
Unrealized losses arising during the period	(44,326)	—	—	—	—	(44,326)
Change in discount rates	—	—	—	102,308	—	102,308
Change in fair value market risk benefits	—	—	—	—	(9,223)	(9,223)
Foreign currency adjustment	—	—	(2,294)	—	—	(2,294)
Ending balance March 31, 2024	$(342,869)	$89,010	$(3,518)	$206,545	$(8,402)	$(59,234)

	Net Unrealized Gains (Losses) on Securities	Defined Benefit Pension Plan Adjustments	Foreign Currency Adjustments	Change in Discount Rate Used to Measure LFPB	Change in Fair Value of Market Risk Benefits	Accumulated Other Comprehensive Income (Loss)
Beginning balance at January 1, 2023	$(721,536)	$1,161	$(1,237)	$253,126	20,779	$(447,707)
Amounts reclassified to from AOCI	19,514	1,446	—	—	—	20,960
Unrealized gains arising during the period	320,184	—	—	—	—	320,184
Unrealized gains (losses) on investments attributable to participating policyholders’ interest	(69)	—	—	—	—	(69)
Change in discount rates	—	—	—	(105,674)	—	(105,674)
Change in fair value market risk benefits	—	—	—	—	(6,790)	(6,790)
Foreign currency adjustment	—	—	136	—	—	136
Ending balance at March 31, 2023	$(381,907)	$2,607	$(1,101)	$147,452	$13,989	$(218,960)

Unrealized losses increased during the three months ended March 31, 2024 as a result of an increase in the benchmark ten-year interest rates.

Note 14 – Equity and Noncontrolling Interests

As of March 31, 2024, there is one outstanding member unit, which is indirectly owned by Brookfield Reinsurance.

Statutory Capital and Surplus

Risk Based Capital (“RBC”) is a measure defined by the National Association of Insurance Commissioners (“NAIC”) and is used by insurance regulators to evaluate the capital adequacy of American National's insurance subsidiaries. RBC is calculated using formulas applied to certain financial balances and activities that consider, among other things, investment risks related to the type and quality of investments, insurance risks associated with products and liabilities, interest rate risks and general business risks. Insurance companies that do not maintain capital and surplus at a level at least 100% of the company action level RBC are required to take certain actions.

American National's insurance subsidiaries prepare financial statements in accordance with statutory accounting practices prescribed or permitted by the insurance department of each subsidiary's state of domicile, which include certain components of the National Association of Insurance Commissioners’ Codification of Statutory Accounting Principles (“NAIC Codification”). NAIC Codification is intended to standardize regulatory accounting and reporting to state insurance departments. However, statutory accounting practices continue to be established by individual state laws and permitted practices. Modifications by the various state insurance departments may impact the statutory capital and surplus of our insurance subsidiaries.

Statutory accounting differs from GAAP primarily by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions, and valuing securities on a different basis. In addition, certain assets are not admitted under statutory accounting principles and are charged directly to surplus.

American National has been granted a permitted practice from the Texas Department of Insurance to recognize an admitted asset related to the notional value of coverage defined in an excess of loss reinsurance agreement. The permitted practice increases the statutory capital and surplus of American National by $548.2 million at March 31, 2024 and December 31, 2023. The statutory capital and surplus of American National would have remained above authorized control level RBC had it not used the permitted practice.

One of American National’s insurance subsidiaries has been granted a permitted practice from the Missouri Department of Insurance to record as the valuation of its investment in a wholly-owned subsidiary that is the attorney-in-fact for a Texas domiciled insurer, the statutory capital and surplus of the Texas domiciled insurer. This permitted practice increases the statutory capital and surplus of American National Property And Casualty Company ("ANPAC") by $66.6 million and $70.6 million at March 31, 2024 and December 31, 2023, respectively. The statutory capital and surplus of both ANPAC and American National Lloyds Insurance Company would have remained above the authorized control level RBC had it not used the permitted practice.

Note 14 – Equity and Noncontrolling Interests - (Continued)

The statutory capital and surplus and net income (loss) of our life and property and casualty insurance entities in accordance with statutory accounting practices are shown below (in thousands):

	March 31, 2024	December 31, 2023
Statutory capital and surplus
Life insurance entities	$2,710,988	$2,776,265
Property and casualty insurance entities	1,716,020	1,701,884

	Three Months Ended March 31
	2024	2023
Statutory net income (loss)
Life insurance entities	$(65,021)	$16,012
Property and casualty insurance entities	45,928	(1,171)

Noncontrolling Interest

American National County Mutual Insurance Company (“County Mutual”) is a mutual insurance company owned by its policyholders. ANICO has a management agreement that effectively gives it control of County Mutual. As a result, County Mutual is included in the condensed consolidated financial statements of American National. Policyholder interests in the financial position of County Mutual are reflected as noncontrolling interest of $6.8 million at March 31, 2024 and December 31, 2023.

ANAT and its subsidiaries exercise control or ownership of various joint ventures, resulting in their consolidation into American National’s condensed consolidated financial statements. The interests of the other partners in the consolidated joint ventures are shown as a noncontrolling interest of $105.3 million and $100.7 million at March 31, 2024 and December 31, 2023, respectively.

Note 15 – Debt

As a result of the Merger on May 25, 2022, the Company assumed the Term Loan Agreement with a consortium of banks providing for five-year term loans in the aggregate principal amount of $1.5 billion maturing May 23, 2027. Interest is tied to Secured Overnight Financing Rate ("SOFR") and reset and paid quarterly. The all-in rate at the end of the third quarter was 6.278%. On June 13, 2022, the Company repaid $500 million under the Term Loan Agreement and at March 31, 2024 had $1.0 billion principal amount outstanding. The outstanding debt balance was reduced by $2.4 million in unamortized issuance costs as of March 31, 2024. Quarterly interest payments were $17.8 million and $64.8 million for three months ended March 31, 2024 and year ended December 31, 2023, respectively.

In June 2022, the Company issued $500 million of 6.144% unsecured Senior Notes maturing June 13, 2032. Interest is payable in arrears in June and December of each year. Such notes were offered under Rule 144A of the Securities Act of 1933, as amended. The proceeds from the Senior Notes were used to repay a portion of the Term Loan Agreement. The outstanding note balance was reduced by $4.0 million in unamortized issuance costs as of March 31, 2024. An interest payment of $15.4 million was made on December 13, 2023.

Note 16 – Commitments and Contingencies

Commitments

American National and its subsidiaries lease insurance sales office space, technological equipment, and automobiles. The remaining long-term lease commitments at March 31, 2024 were approximately $9.3 million.

American National had aggregate commitments at March 31, 2024 to purchase, expand or improve real estate, to fund fixed interest rate mortgage loans, and to purchase other invested assets of $1.6 billion, of which $1.1 billion is expected to be funded in 2024. The remaining $501.9 million will be funded in 2025 and beyond.

In addition, the Company had revolving commitments of $112.5 million expected to be funded during 2024.

American National had outstanding letters of credit in the amount of $3.5 million as of March 31, 2024 and December 31, 2023.

Federal Home Loan Bank ("FHLB") Agreements

The Company has access to the FHLB’s financial services including advances that provide an attractive funding source for short-term borrowing and for access to other funding agreements. As of March 31, 2024, certain municipal bonds and collateralized mortgage obligations with a fair value of approximately $6.3 million and commercial mortgage loans of approximately $898.6 million were on deposit with the FHLB as collateral for borrowing. As of March 31, 2024, the collateral provided borrowing capacity of approximately $615.0 million. The deposited securities and commercial mortgage loans are included in the Company’s condensed consolidated statements of financial position within fixed maturity securities and mortgage loans on real estate, net of allowance, respectively.

Litigation

American National and certain subsidiaries are defendants in various lawsuits concerning alleged breaches of contracts, various employment matters, allegedly deceptive insurance sales and marketing practices, and miscellaneous other causes of action arising in the ordinary course of operations. Certain of these lawsuits include claims for compensatory and punitive damages. We provide accruals for these items to the extent we deem the losses probable and reasonably estimable. After reviewing these matters with legal counsel, based upon information presently available, management is of the opinion that the ultimate resultant liability, if any, would not have a material adverse effect on American National’s condensed consolidated financial position, liquidity or results of operations; however, assessing the eventual outcome of litigation necessarily involves forward-looking speculation as to judgments to be made by judges, juries and appellate courts in the future.

Such speculation warrants caution, as the frequency of large damage awards, which bear little or no relation to the economic damages incurred by plaintiffs in some jurisdictions, continues to create the potential for an unpredictable judgment in any given lawsuit. These lawsuits are in various stages of development, and future facts and circumstances could result in management changing its conclusions. It is possible that, if the defenses in these lawsuits are not successful, and the judgments are greater than management can anticipate, the resulting liability could have a material impact on our condensed consolidated financial position, liquidity, or results of operations. With respect to the existing litigation, management currently believes that the possibility of a material judgment adverse to American National is remote. Accruals for losses are established whenever they are probable and reasonably estimable. If no one estimate within the range of possible losses is more probable than any other, an accrual is recorded based on the lowest amount of the range.

Note 17 – Related Party Transactions

American National has entered into recurring transactions and agreements with certain related parties. Prior to the Merger, these included mortgage loans, management contracts, agency commission contracts, marketing agreements, health insurance contracts, and legal services. The impact on the condensed consolidated financial statements of significant related party transactions is discussed below.

In 2024, the Company purchased related party investments totaling $52.7 million, composed of $52.4 million in collateral loans, $0.2 million in bonds, $0.1 million in common stock and other various investment classes. In 2023, the Company purchased $4.0 billion in related party investments, composed of $2.2 billion in collateral loans, $1.3 billion in bonds, $492.7 million in common stock and other various investment classes. Investment transactions with related parties are accounted for in the same manner as those with unrelated parties in the financial statements.

For the three months ended March 31, 2024 the Company paid investment management fees due to related party arrangements of $12.0 million. For the three months ended March 31, 2023 the Company paid investment management fees of $10.1 million.

On November 8, 2022 ANAT and BAMR US Holdings LLC entered into a deposit agreement. The balance at March 31, 2024 was $269.3 million. The deposit is considered a cash and cash equivalent in the Company's condensed consolidated statements of financial position as of March 31, 2024.

On August 17, 2023 ANTAC, LLC (a subsidiary of ANAT) and BAMR US Holdings LLC entered into a deposit agreement. The balance at March 31, 2024 was $183.4 million. The deposit is considered a cash and cash equivalent in the Company's consolidated statements of financial position as of March 31, 2024.

Note 18 – Liability for Future Policy Benefits

The balances and changes in the liability for future policy benefits for the three months ended March 31, 2024 are as follows (in thousands):

	March 31, 2024
	Term Life	Whole Life	Annuity	Health
Present value of Expected Net Premiums:
Balance, beginning of period	$1,859,631	$1,285,037	$—	$223,221
Beginning balance at original discount rate	1,934,392	1,319,100	—	265,647
Effect of changes in cash flow assumptions	62,489	(52)	—	12,933
Effect of actual variances from expected experience	(25,899)	11,094	2,262	8,741
Adjusted beginning of period balance	1,970,982	1,330,142	2,262	287,321
Net issuances (lapses)	2,824	14,702	555,503	(23,255)
Interest accrual	19,621	13,321	3,842	2,905
Net premiums collected	(35,815)	(49,373)	(561,607)	(21,118)
Ending balance at original discount rate	1,957,612	1,308,792	—	245,853
Effect of changes in discount rate assumptions	47,686	21,967	—	(9,882)
Balance, end of period	$2,005,298	$1,330,759	$—	$235,971

Present value of Expected Future Policy Benefits:
Balance, beginning of year	$2,443,712	$2,596,364	$2,212,885	$256,684
Beginning balance at original discount rate	2,543,438	2,733,557	2,214,701	312,264
Effect of changes in cash flow assumptions	73,570	17	296	13,286
Effect of actual variances from expected experience	(25,390)	11,324	3,993	3,698
Adjusted beginning of period balance	2,591,618	2,744,898	2,218,990	329,248
Net issuances (lapses)	2,824	14,699	566,796	(23,809)
Interest accrual	25,828	27,383	32,284	3,462
Benefit payments	(29,243)	(50,905)	(58,537)	(14,359)
Ending balance at original discount rate	2,591,027	2,736,075	2,759,533	294,542
Effect of changes in discount rate assumptions	78,180	75,100	18,699	(14,906)
Balance, end of period	2,669,207	2,811,175	2,778,232	279,636

Gross liability for future policy benefits	663,909	1,480,416	2,778,232	43,665
Impact of flooring	292	—	—	4
Net liability for future policy benefits	664,201	1,480,416	2,778,232	43,669
Less: Reinsurance recoverable	(48,380)	—	—	(16,427)
Net liability for future policy benefits, after reinsurance recoverable	$615,821	$1,480,416	$2,778,232	$27,242

Weighted-average liability duration of the liability	13.4	17.0	4.7	6.0
Undiscounted expected future benefit payments	$4,705	$5,706	$4,422	$418
Undiscounted expected gross premiums	$4,658	$2,712	$1,519	$472
Gross premiums recognized in statement of operations	$45,674	$67,208	$564,846	$29,066
Interest expense recognized in statement of operations	$6,207	$14,062	$28,442	$557
Interest accretion rate	4.7%	4.5%	5.0%	3.7%
Current discount rate	4.4%	4.3%	4.9%	4.4%

Note 18 – Liability for Future Policy Benefits – (Continued)

	December 31, 2023
	Term Life	Whole Life	Annuity	Health
Present value of Expected Net Premiums:
Balance, January 1, 2023	$2,181,520	$1,338,304	$—	$254,452
Beginning balance at original discount rate	2,400,114	1,425,419	—	262,239
Effect of changes in cash flow assumptions	(348,834)	(3,650)	—	35,898
Effect of actual variances from expected experience	(84,388)	25,538	1,684	(1,438)
Adjusted beginning of period balance	1,966,892	1,447,307	1,684	296,699
Net issuances (lapses)	38,600	53,299	985,147	(36,816)
Interest accrual	75,049	45,982	7,820	9,819
Net premiums collected	(146,150)	(227,487)	(994,651)	(36,461)
Ending balance at original discount rate	1,934,391	1,319,101	—	233,241
Effect of changes in discount rate assumptions	(74,760)	(34,064)	—	(10,020)
Balance, December 31, 2023	$1,859,631	$1,285,037	$—	$223,221

Present value of Expected Future Policy Benefits:
Balance, January 1, 2023	$2,694,329	$2,635,785	$1,288,034	$292,528
Beginning balance at original discount rate	2,960,617	2,914,365	1,368,141	303,469
Effect of changes in cash flow assumptions	(357,635)	(4,505)	(1,282)	40,453
Effect of actual variances from expected experience	(84,356)	25,742	(25,118)	1,619
Adjusted beginning of period balance	2,518,626	2,935,602	1,341,741	345,541
Net issuances (lapses)	38,485	53,282	990,191	(37,202)
Interest accrual	94,482	93,533	73,322	11,682
Benefit payments	(108,155)	(348,860)	(188,599)	(39,514)
Ending balance at original discount rate	2,543,438	2,733,557	2,216,655	280,507
Effect of changes in discount rate assumptions	(99,726)	(137,193)	(3,770)	(14,823)
Balance, December 31, 2023	2,443,712	2,596,364	2,212,885	265,684

Gross liability for future policy benefits	584,081	1,311,327	2,212,885	42,463
Net liability for future policy benefits	584,081	1,311,327	2,212,885	42,463
Less: Reinsurance recoverable	(44,995)	—	—	(14,581)
Net liability for future policy benefits, after reinsurance recoverable	$539,086	$1,311,327	$2,212,885	$27,882

Weighted-average liability duration of the liability	13.9	17.1	8.0	6.0
Undiscounted expected future benefit payments	$4,659	$5,694	$3,466	$403
Undiscounted expected gross premiums	$4,834	$2,707	$—	$470
Gross premiums recognized in statement of operations	$188,897	$263,133	$1,027,430	$154,593
Interest expense recognized in statement of operations	$26,821	$68,015	$83,470	$4,281
Interest accretion rate	4.8%	4.5%	4.9%	3.8%
Current discount rate	5.1%	5.0%	4.9%	4.5%

Note 18 – Liability for Future Policy Benefits – (Continued)

The reconciliation of liability for future policy benefits in the condensed consolidated statement of financial position are as follows (in thousands):

	March 31, 2024	December 31, 2023
Term life	$663,909	$584,081
Whole life	1,480,416	1,311,327
Annuity	2,778,233	2,212,885
Health	43,665	42,463
Deferred profit liability	138,976	129,754
VOBA	870,287	884,291
Liability for future policy benefits not subject to LDTI	708,686	943,158
Total	$6,684,172	$6,107,959

Note 19 – Policyholder Account Balances

Policyholder account balances relate to investment-type contracts and universal life-type policies. Investment-type contracts principally include traditional individual fixed annuities in the accumulation phase and non-variable group annuity contracts. Policyholder account balances are equal to (i) policy account values, which consist of an accumulation of gross premium payments; (ii) credited interest, ranging from 1.0% to 8.0% (some annuities have enhanced first year crediting rates ranging from 1.0%to7.0%), less expenses, mortality charges, and withdrawals; and (iii) fair value adjustment.

The balances and changes in policyholders' account balances for the three months ended March 31, 2024 were as follows (in thousands):

	March 31, 2024
	Universal Life	Equity Indexed Universal Life	Fixed Deferred Annuity	Equity Indexed Annuity
Balance, beginning of period	$1,257,799	$750,391	$10,105,078	$4,723,818
Issuances	8,124	10,649	730,286	96,734
Premiums received	69,489	37,879	2,557	1,677
Policy charges	(70,470)	(24,986)	(1,037)	(10,475)
Surrenders and withdrawals	(16,163)	(6,920)	(441,763)	(171,637)
Interest credited	9,276	22,697	98,778	61,864
Balance, end of period	$1,258,055	$789,710	$10,493,899	$4,701,981

Weighted-average crediting rate	0.7%	2.9%	1.0%	1.3%
Net amount at risk	$21,628,368	$16,520,099	$—	$405,451
Cash surrender value	$1,121,604	$631,857	$9,951,640	$4,093,363

Note 19 – Policyholder Account Balances - (Continued)

	December 31, 2023
	Universal Life	Equity Indexed Universal Life	Fixed Deferred Annuity	Equity Indexed Annuity
Balance, beginning of period	$1,286,762	$613,661	$7,295,531	$4,745,678
Issuances	37,320	46,747	3,988,887	392,978
Premiums received	254,619	144,252	23,669	10,264
Policy charges	(266,948)	(94,736)	(6,317)	(33,051)
Surrenders and withdrawals	(89,114)	(21,305)	(1,500,934)	(631,085)
Interest credited	35,160	61,772	304,242	239,034
Balance, end of period	$1,257,799	$750,391	$10,105,078	$4,723,818

Weighted-average crediting rate	2.7%	9.1%	3.5%	5.1%
Net amount at risk	$21,585,998	$16,354,794	$—	$392,017
Cash surrender value	$1,122,202	$594,772	$9,593,887	$4,088,713

The reconciliation of policyholders’ account balances to the policyholders’ account balances’ liability in the condensed consolidated statement of financial position are shown below (in thousands):

	March 31, 2024	December 31, 2023
Universal life	$1,258,055	$1,257,799
Equity indexed universal life	789,710	750,391
Fixed deferred annuity	10,493,899	10,105,078
Equity indexed annuity	4,701,981	4,723,818
Single premium immediate annuity	296,319	291,146
Variable universal life	35,898	36,419
Variable deferred annuity	8,202	8,469
Pension	4,382	—
Total	$17,588,446	$17,177,476

Note 19 – Policyholder Account Balances - (Continued)

The balance of account values by range of guaranteed minimum crediting rates and the related range of difference, in basis points, between rates being credited to policyholders and the respective guaranteed minimums are shown below (in thousands):

		March 31, 2024
	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 - 50 Basis Points Above	51 - 150 Basis Points Above	> 150 Basis Points Above	Total
Universal Life	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	25,708	2,016	10,875	—	38,599
	2.00%-3.00%	417,796	—	147,284	—	565,080
	Greater than 3.00%	654,376	—	—	—	654,376
	Total	$1,097,880	$2,016	$158,159	$—	$1,258,055

Equity Indexed Universal Life	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	—	—	134,848	583,028	717,876
	2.00%-3.00%	—	—	71,834	—	71,834
	Greater than 3.00%	—	—	—	—	—
	Total	$—	$—	$206,682	$583,028	$789,710

Fixed Deferred Annuity	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	276,850	340,291	1,773,602	1,856,757	4,247,500
	2.00%-3.00%	710,418	363,960	60,322	4,834,263	5,968,963
	Greater than 3.00%	267,151	6,596	1,141	2,548	277,436
	Total	$1,254,419	$710,847	$1,835,065	$6,693,568	$10,493,899

Equity Indexed Annuity	0.00%-1.00%	$2,246,307	$55,554	$487,235	$916,472	$3,705,568
	1.00%-2.00%	358,919	42,568	139,326	145,585	686,398
	2.00%-3.00%	147,607	10,481	29,809	122,118	310,015
	Greater than 3.00%	—	—	—	—	—
	Total	$2,752,833	$108,603	$656,370	$1,184,175	$4,701,981

		December 31, 2023
	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 - 50 Basis Points Above	51 - 150 Basis Points Above	> 150 Basis Points Above	Total
Universal Life	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	22,077	2,042	11,445	—	35,564
	2.00%-3.00%	414,979	—	148,086	—	563,065
	Greater than 3.00%	659,170	—	—	—	659,170
	Total	$1,096,226	$2,042	$159,531	$—	$1,257,799

Equity Indexed Universal Life	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	153,554	—	133,834	391,830	679,218
	2.00%-3.00%	—	—	71,173	—	71,173
	Greater than 3.00%	—	—	—	—	—
	Total	$153,554	$—	$205,007	$391,830	$750,391

Fixed Deferred Annuity	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	302,924	382,126	1,804,089	2,055,022	4,544,161
	2.00%-3.00%	746,465	398,243	46,630	4,088,400	5,279,738
	Greater than 3.00%	272,563	6,520	891	1,205	281,179
	Total	$1,321,952	$786,889	$1,851,610	$6,144,627	$10,105,078

Equity Indexed Annuity	0.00%-1.00%	$2,584,504	$30,135	$487,196	$726,897	$3,828,732
	1.00%-2.00%	381,269	48,009	140,382	82,936	652,596
	2.00%-3.00%	85,543	11,398	9,286	136,263	242,490
	Greater than 3.00%	—	—	—	—	—
	Total	$3,051,316	$89,542	$636,864	$946,096	$4,723,818

Note 20 - Market Risk Benefits

American National classifies the Lifetime Income Rider ("LIR") as an MRB. The LIR is a rider offering guaranteed minimum withdrawal benefits available on certain fixed indexed annuity products.

The balances of and changes in guaranteed minimum withdrawal benefits associated with annuity contracts follow (in thousands).

	March 31, 2024	December 31, 2023
	Annuity	Annuity
Balance, beginning of period	$(86)	$44,010
Balance, beginning of period, before effect of changes in the instrument-specific credit risk	(86)	44,010
Effect of changes in the beginning instrument-specific credit risk	1,040	26,303
Effect of model refinements	—	(13,050)
Effect of non-financial assumption update	162	—
Attributed fees collected	3,873	13,175
Interest accrual	37	3,067
Adjustment from deterministic to stochastic	5,033	18,972
Effect of experience variance	(3,150)	(13,051)
Effect of changes in financial assumptions	13,283	(79,779)
Issuance	(186)	1,307
Balance, end of period, before effect of changes in nonperformance risk	20,006	954
Effect of changes in the ending instrument-specific credit risk	10,635	(1,040)
Balance, end of period	30,641	(86)
Balance, end of period, net of reinsurance	$30,641	$(86)

	March 31, 2024	December 31, 2023
	Annuity	Annuity
Weighted-average attained age of contract holders amounted	$65	65

The reconciliation of market risk benefits by amounts in an asset position and in a liability position to the market risk benefits amount in the condensed consolidated statement of financial position follows (in thousands).

	March 31, 2024
	Asset	Liability	Net
Annuity	$24,725	$55,366	$30,641

	December 31, 2023
	Asset	Liability	Net
Annuity	$33,658	$33,572	$(86)

Note 21 – Segment Information

Management organizes the business into four operating segments:

•	Life—consists of whole, term, universal, indexed and variable life insurance. Products are primarily sold through career, multiple-line, and independent agents as well as direct marketing channels.
•	Annuity—consists of fixed, indexed, and variable annuity products. Products are primarily sold through independent agents, brokers, and financial institutions, along with multiple-line and career agents.
•	Property and Casualty—consists of personal, agricultural and targeted commercial coverages and credit-related property insurance. Products are primarily sold through multiple-line and independent agents or managing general agents. There are also small amounts of Health insurance, consisting of Medicare Supplement, stop-loss, other supplemental health products and credit disability insurance. Products are typically distributed through independent agents and managing general underwriters.
•	Corporate and Other—consists of net investment income from investments and certain expenses not allocated to the insurance segments and revenues and related expenses from non-insurance operations.

All revenues and expenses specifically attributable to policy transactions are recorded directly to the appropriate operating segment. Revenues and expenses not specifically attributable to policy transactions are allocated to each segment as follows:

•	Recurring income from bonds and mortgage loans is allocated based on the assets allocated to each segment at the average yield available from these assets.
•	Net investment income from all other assets is allocated to the insurance segments in accordance with the amount of capital allocated to each segment, with the remainder recorded in the Corporate and Other segment.
•	Expenses are charged to segments through direct identification and allocations based upon various factors.

The results of operations measured as the income before federal income taxes and other items by operating segments are summarized below (in thousands):

	Three months ended March 31, 2024
	Life	Annuity	Property and Casualty	Corporate and Other	Total
PREMIUMS AND OTHER REVENUES
Premiums	$102,433	$564,231	$477,072	$—	$1,143,736
Other policy revenues	97,803	14,608	—	—	112,411
Net investment income	105,154	277,766	48,609	38,690	470,219
Net realized investment gains	—	—	—	2,295	2,295
Decrease in investment credit loss	—	—	—	1,309	1,309
Net gains on equity securities	—	—	—	(10,811)	(10,811)
Other income	—	—	—	7,630	7,630
Total premiums and other revenues	$305,390	$856,605	$525,681	$39,113	$1,726,789
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits and claims incurred	$(137,714)	$(625,668)	$(320,317)	$—	$(1,083,699)
Change in fair value of market risk benefits	—	(19,052)	—	—	(19,052)
Interest credited to policyholders' account balances	(32,602)	(159,622)	—	—	(192,224)
Future policy benefit remeasurement losses	(26,419)	24,710	31	—	(1,678)
Other operating expenses	(65,664)	(27,589)	(13,934)	(21,266)	(128,453)
Amortization of deferred policy acquisition costs	(10,962)	(6,154)	(143,642)	—	(160,758)
Total benefits, losses and expenses	$(273,361)	$(813,375)	$(477,862)	$(21,266)	$(1,585,864)
Income before federal income tax and other items	$32,029	$43,230	$47,819	$17,847	$140,925

	Three months ended March 31, 2023
	Life	Annuity	Property and Casualty	Corporate and Other	Total
PREMIUMS AND OTHER REVENUES
Premiums	$109,998	$159,656	$510,737	$—	$780,391
Other policy revenues	89,926	6,653	—	—	96,579
Net investment income	31,663	120,176	25,907	163,356	341,102
Net realized investment gains	—	—	—	(22,367)	(22,367)
Decrease in investment credit loss	—	—	—	(11,466)	(11,466)
Net gains on equity securities	—	—	—	(28,296)	(28,296)
Other income	—	—	—	11,127	11,127
Total premiums and other revenues	$231,587	$286,485	$536,644	$112,354	$1,167,070
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits and claims incurred	$(121,020)	$(184,331)	$(346,085)	$—	$(651,436)
Change in fair value of market risk benefits	—	(14,318)	—	—	(14,318)
Interest credited to policyholders' account balances	(20,674)	(118,923)	—	—	(139,597)
Future policy benefit remeasurement losses	(24,715)	4,834	(19,331)	—	(39,212)
Other operating expenses	(55,457)	(23,586)	(50,470)	(48,242)	(177,755)
Amortization of deferred policy acquisition costs	(10,028)	(3,035)	(118,694)	—	(131,757)
Total benefits, losses and expenses	$(231,894)	$(339,359)	$(534,580)	$(48,242)	$(1,154,075)
Income before federal income tax and other items	$(307)	$(52,874)	$2,064	$64,112	$12,995

Note 22 - Subsequent Events

The Company evaluated all events and transactions through July 23, 2024, the date the accompanying condensed consolidated financial statements were available to be issued.

On May 7, 2024, pursuant to an Agreement and Plan of Merger by and between the Company and American Equity Investment Life Holding Company, an Iowa corporation (“AEL”), the Company merged with and into AEL, with AEL as the surviving entity (the “AEL Merger”). Previously, on May 2, 2024, AEL became an indirect, wholly-owned subsidiary of Brookfield Reinsurance, pursuant to an Agreement and Plan of Merger by and among AEL, Brookfield Reinsurance, and Arches Merger Sub Inc., an Iowa corporation and an indirect, wholly owned subsidiary of Brookfield Reinsurance. In connection with the AEL Merger, AEL expressly assumed all of the Company’s obligations with respect to the $500 million aggregate principal amount of 6.144% unsecured Senior Notes issued by the Company due June 13, 2032. Following the AEL Merger, and pursuant to a Plan of Domestication dated as of May 7, 2024, AEL discontinued its existence as an Iowa corporation and continued its existence as a Delaware corporation, pursuant to applicable Iowa and Delaware laws, and changed its name to American National Group Inc. (“ANGI”). ANGI will file periodic reports as required with the U.S. Securities and Exchange Commission with respect to its Series A Preferred Stock and Series B Preferred Stock, listed on the New York Stock Exchange under the ticker symbols “ANGPRA” and “ANGPRB,” respectively.